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                                                                    EXHIBIT 4.1



                         REGISTRATION RIGHTS AGREEMENT








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                         REGISTRATION RIGHTS AGREEMENT

                 THIS REGISTRATION RIGHTS AGREEMENT is made as of January 13, 1997, by and between McAfee Associates, Inc., a Delaware corporation (the "Company"), and the shareholders named in the signature blocks hereto (collectively, the "Shareholders" and individually, a "Shareholder") of Kabushiki Kaisha Jade, a Japanese corporation ("Jade").

                                    RECITALS

                 WHEREAS, the Company, Jade, FSA Combination Corp. ("Sub") and the Shareholders are parties to the Stock Exchange Agreement, dated January 13, 1997 (together with all exhibits, schedules, supplements and any amendments thereto, the "Stock Exchange Agreement"), pursuant to which the Sub shall acquire all the outstanding shares of capital stock of Jade (the "Exchange");

                 WHEREAS, the execution and delivery of this Agreement is a condition to the Closing of the Exchange;

                 WHEREAS, the Stock Exchange Agreement provides that, as of the Closing Date, all the outstanding shares of capital stock of Jade held by the Shareholders immediately prior to the Closing shall be exchanged for shares of common stock (the "Common Stock") of the Company (the "Exchange") and that such Shareholders be granted registration rights as set forth herein; and

                 WHEREAS, all terms not otherwise defined herein shall have the same meanings ascribed to them in the Stock Exchange Agreement;

                 NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                 1. Registration Rights. The Company covenants and agrees as follows:

                 1.1      Definitions.  For purposes of this Section 1:

                 (a) The term "Act" means the Securities Act of 1933, as amended.

                 (b) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                 (c) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                 (d) The term "Registrable Securities" means the Common Stock of the Company issued to the Shareholders in the Exchange, and any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to such Common Stock.





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                 (e)      The term "Rule 144" shall mean Rule 144 promulgated
under the Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

                 (f) The term "SEC" shall mean the Securities and Exchange Commission.

                 1.2     Request for Registration.

                 (a) Subject to the limitations of subsection 1.2(d) hereof, if the Company shall at any time following 14 days after the Closing of the Exchange receive a written request from Shareholders holding a majority of the then outstanding Registrable Securities that the Company file a registration statement under the Act, the Company will effect, as soon as practicable after the receipt of such request, the registration under the Act of all Registrable Securities which the Shareholder or Shareholders request to be registered; provided, however, that (i) the Company shall not be required to register more than 60% of the Registrable Securities then outstanding pursuant to such request, and (ii) the Shareholders shall not sell the Registrable Securities until McAfee has published (within the meaning of Accounting Series Release No. 135, as amended, of the SEC) financial results covering at least one month of combined operations of McAfee and Jade. The Company shall not be required to register Registrable Securities pursuant to this subsection 1.2(a) on more than one occasion.

                 (b) Subject to the limitations of subsection 1.2(d) hereof, if the Company shall receive at any time after 365 days following the Closing Date, a written request from the Shareholders holding a majority of the then outstanding Registrable Securities that the Company file a registration statement under the Act covering the registration of any or all of the Registrable Securities not registered under subsection 1.2(a) above, the Company will effect, as soon as practicable after the receipt of such request, the registration under the Act of all such Registrable Securities. The Company shall not be required to register Registrable Securities pursuant to this subsection 1.2(b) on more than one occasion.

                 (c) Notwithstanding the foregoing, if the Company shall furnish to the Shareholders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its stockholders for such registration statement to be filed, and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Shareholders; provided, however, that the Company may not utilize this right more than once for the registration requested under subsection 1.2(a) above.

                 (d) Notwithstanding the foregoing, the Company shall not be required to register any Registrable Securities that are, at the effective date of the registration statement, held in escrow, pursuant to the terms of the Stock Exchange Agreement and the Escrow Agreement.

                 1.3 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:








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                 (a)      Prepare and file with the SEC as soon as practicable,
but in no event later than 60 days after a request for registration has been made under Section 1.2, a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective, and, subject to the provisions below, use reasonable efforts to, keep such registration statement effective for a period of ninety (90) days or, if earlier, until the distribution contemplated in the registration statement has been completed. If at any time after a registration statement becomes effective, the Company advises the Shareholders requesting registration in writing that due to the existence of material information that has not been disclosed to the public and included in the registration statement it is necessary to amend the registration statement, the Shareholders shall suspend any further sale of Registrable Securities pursuant to the Registration Statement until the Company advises the Shareholders that the registration statement has been amended. In such event, the Company shall cause the registration statement to be amended as soon as reasonably practicable, provided that the Company shall not be required to amend the registration statement during any time when the Company's officers and directors are prohibited from buying or selling the Company's Common Stock pursuant to the Company's insider trading policy. Notwithstanding the foregoing sentence, the Company shall file any amendment necessary for the Shareholders to recommence their sales under the registration statement concurrently with the commencement of any period in which directors and officers of the Company are allowed to buy or sell Common Stock pursuant to the Company's insider trading policy.

                 (b) Subject to subsection 1.3(a), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                 (c) Furnish to the Shareholders requesting registration such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                 (d) Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders holding a majority of the Registrable Securities; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                 1.4 Information from Shareholders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Section 1 with respect to the Registrable Securities of a Shareholder that such Shareholder shall furnish to the Company such information regarding himself or herself, the Registrable Securities held by him or her, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities. Company agrees that promptly following a reasonable request from Shareholder therefor, Company shall furnish Shareholder a summary of the information which Company requires in order to complete any such procedures.





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                 1.5     Expenses of Registration.  All expenses of the
Shareholders, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay any professional fees of the Shareholders and provided, further, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section
1.2 if the registration request is subsequently withdrawn at the request of the Shareholders holding a majority of the Registrable Securities (in which case the Shareholders shall bear such expenses on a pro-rata basis based upon the number of Registrable Securities held unless the Shareholders holding a majority of the Registrable Securities agree that the registration shall be deemed to satisfy the Company's obligations to complete one registration pursuant to Section 1.2 hereof).

                 1.6 Resales through McAfee Brokers. The Shareholders hereby agree that all resales by them of the Registrable Securities shall be made on the Nasdaq National Market, or with the consent of the Shareholders, in a private transaction, through Alex. Brown & Sons Incorporated, Bear, Stearns & Co., Inc., or Robertson, Stephens & Company LLC.

                 1.7 No Assignment of Registration Rights. The registration rights provided hereunder are not assignable.

                 1.8 Termination of Registration Rights. The registration rights provided in this Section 1 shall be terminated if all shares of Registrable Securities held by such Shareholder may be sold pursuant to Rule 144 in any three (3) month period.

                 2.      Miscellaneous.

                 2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                 2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                 2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                 2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon facsimile (with confirmed receipt), or personal delivery to the party to be notified at the







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address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                 2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                 2.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Shareholders holding a majority of the Registrable Securities.

                 2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                 2.9 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

                 2.10 Arbitration. Notwithstanding anything herein to the contrary, in the event that there shall be a dispute among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration before three arbitrators (one arbitrator to be selected by each of McAfee and the Shareholders and the third arbitrator to be selected by the two arbitrators so selected) in Tokyo, Japan in accordance with the rules of the International Chamber of Commerce then in effect. The arbitration shall be conducted in the English language. There shall be limited discovery prior to the arbitration hearing, subject to the discretion of the arbitrators, as follows: (i) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, (ii) depositions of all party witnesses, (iii) other depositions as may be allowed by the arbitrators upon a showing of good cause. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the party that does not prevail in such arbitration.





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         IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement as of the date first above  written.


                                         McAFEE ASSOCIATES, INC.



                                         By: /s/ R. TERRY DURYEA
                                            --------------------------------
                                            R. Terry Duryea, Vice President
                                            Professional Services and
                                            Corporate Development

                                         Address:

                                         2710 Walsh Avenue
                                         Santa Clara, California  95051-0963


                                         SHAREHOLDERS:

                 Witness:

/s/    KAMIYA MASAMICHI                 /s/    SEIJI MURAKAMI
--------------------------------        --------------------------------
Name:  Kamiya Masamichi                 Seiji Murakami
Title:
                                        Address:
                                        13-24 Mabuchi 1-chome
                                        Shizuoka-shi, Shizuoka-ken

Witness:

/s/    KAMIYA MASAMICHI                 /s/    SANAE MURAKAMI
--------------------------------        --------------------------------
Name:  Kamiya Masamichi                 Sanae Murakami
Title:
                                        Address:
                                        13-24 Mabuchi 1-chome
                                        Shizuoka-shi, Shizuoka-ken






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Witness:

/s/    KAMIYA MASAMICHI                 /s/    ATSUHIRO MURAKAMI
--------------------------------        --------------------------------
Name:  Kamiya Masamichi                 Atsuhiro Murakami
Title:

                                        Address:
                                        13-24 Mabuchi 1-chome
                                        Shizuoka-shi, Shizuoka-ken

Witness:

/s/    KAMIYA MASAMICHI                 /s/    TAKAYUKI MURAKAMI
--------------------------------        --------------------------------
Name:  Kamiya Masamichi                 Takayuki Murakami
Title:

                                        Address:
                                        13-24 Mabuchi 1-chome
                                        Shizuoka-shi, Shizuoka-ken

Witness:
/s/    KAMIYA MASAMICHI                 /s/    KANAKKO MURAKAMI
--------------------------------        --------------------------------
Name:  Kamiya Masamichi                 Kanakko Murakami
Title:

                                        Address:
                                        13-24 Mabuchi 1-chome
                                        Shizuoka-shi, Shizuoka-ken